Exhibit 99.1

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas77087
713.644.8182

FOR RELEASE – November 12, 2013– 7:00 am (EST)

AETI Reports Record Quarterly Revenues and Backlog

Quarterly profit up 80 percent

HOUSTON, November 12, 2013—American Electric Technologies, Inc. (NASDAQ: AETI), a leading supplier of power delivery solutions for the global energy industry, today announced its third quarter and year-to-date 2013 financial results.

For the quarter ended September 30, 2013 AETI reported consolidated revenue of $17.6 million, up 50 percent from Q3 2012 and up 16 percent from Q2 2013.

Operating income from domestic operations for the quarter ended September 30, 2013 increased by more than 500 percent to $0.8 million from $0.1 million in the third quarter of 2012 and up 90 percent from the $0.4 million in Q2 2013.

Net income attributable to common stockholders increased 80 percent to $0.9 million or $0.10 per diluted share when compared to the $0.5 million, or $0.06 per diluted share, reported in the third quarter of 2012. Net income attributable to common shareholders was down $0.02 when compared to the $0.12 per diluted share reported in Q2 2013.

For the first three quarters of 2013, net income attributable to common stockholders was up 127 percent to $3.6 million, up from $1.6 million in the first three quarters of 2012 on revenue of $47.2 million, a gain of 21 percent from $39.0 million of revenue reported during the first 9 months of 2012.

“Our focus on our core oil & gas and distributed power generation segments of the energy industry have driven our record revenues and backlog for the quarter,” said Charles Dauber, AETI president and chief executive officer. “83% of our record quarterly backlog comes from our core energy industry focus, and we expect the strong requirements for natural gas infrastructure in the US, including pipelines and gas processing, will continue driving needs for our power delivery solutions well into 2014.”

AETI’s joint venture companies reported $21.0 million of aggregate revenues for the quarter of which the Company reports only its share of the net equity income. AETI’s equity in the income of its foreign joint ventures, net of management expenses, was $0.4 million for the quarter, compared to $0.7 million for Q3 2012 and $1.2 million in Q2 of this year, primarily due to current macro-economic issues in both the Chinese and Brazilian markets.

For the quarter ended September 30, 2013, the Company reported Earnings Before Interest, Taxes, Depreciation and Amortization of $1.4 million, a 29 percent improvement over the same period in 2012. The Company ended the quarter with $4.2 million of cash, $0.5 million of debt and $31.1 million of backlog.

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

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Conference Call

AETI will conduct a conference call at 10:00 am EST on Tuesday, November 12, 2013, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial 1-888-461-2018, pass code 197969, in the United States or 1-719-457-2663, pass code 197969, from outside the United States.

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American Electric Technologies, Inc. (NASDAQ:AETI) is a leading provider of power delivery solutions to the global energy industry. AETI offers M&I Electric™ power distribution and control products, electrical services, and E&I Construction services, as well as American Access Technologies zone enclosures, and Omega Metals custom fabrication services. South Coast Electric Systems L.L.C., a subsidiary, services Gulf Coast marine and vessel customers.

AETI is headquartered in Houston and has global sales, support and manufacturing operations in Beaumont, Texas, Keystone Heights, Fla. and Bay St. Louis, Miss. In addition, AETI has minority interests in three joint ventures, which have facilities located in Xian, China, Singapore and Macae, Brazil. AETI’s SEC filings, news and product/service information are available at www.aeti.com.

Forward Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Exchange Act of 1934, concerning anticipated future demand for our products, international expansion, and other future plans and objectives. While the Company believes that such forward-looking statements are based on reasonable assumptions, there can be no assurance that such future revenues, profits, plans and objectives will be achieved on the schedule or in the amounts indicated. Investors are cautioned that these forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, and are subject to various risks and uncertainties, including those listed in Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 28, 2013. The Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future events make it clear that any of the projected results expressed or implied herein will not be realized.

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2013		2012		2013		2012
Revenue:
Technical Products and Services	$13,970		$8,903		$35,607		$27,373
Electrical and Instrumentation Construction	2,266		1,495		7,136		7,102
American Access Technologies	1,349		1,327		4,441		4,554

	$17,585		$11,725		$47,184		$39,029

Gross profit:
Technical Products and Services	$2,428	17%	$1,507	17%	$6,117	17%	$4,464	16%
Electrical and Instrumentation Construction	331	15%	61	4%	1,496	21%	593	8%
American Access Technologies	108	8%	121	9%	630	14%	577	13%

	$2,867	16%	$1,689	14%	$8,243	17%	$5,634	14%

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations:
Technical Products and Services	$2,188	16%	$1,389	16%	$5,372	15%	$3,941	14%
Electrical and Instrumentation Construction	331	15%	61	4%	1,496	21%	593	8%
American Access Technologies	(215)	-16%	(227)	-17%	(350)	-8%	(530)	-12%
Corporate and other unallocated expenses	(1,548)		(1,100)		(4,764)		(3,912)

Income (loss) from domestic operations	756	4%	123	1%	1,754	4%	92	0%

Equity income from BOMAY	475		624		2,123		2,385
Equity income (loss) from MIEFE	(12)		(1)		146		19
Equity income from AAG	(29)		123		871		167
Foreign operations expenses	(66)		(23)		(204)		(246)

Net equity income from foreign joint ventures’ operations	368		723		2,936		2,325

Income (loss) from domestic operations and net equity income from foreign joint ventures’ operations	1,124	6%	846	7%	4,690	10%	2,417	6%
Interest expense and other, net	(27)		(29)		(72)		(116)

Total other income (expense)	(27)		(29)		(72)		(116)

Income (loss) before income taxes	1,097		817		4,618		2,301
Provision for income taxes	110		232		745		566

Net income (loss) before redeemable preferred stock	987		585		3,873		1,735
Dividends on redeemable preferred stock	(86)		(85)		(256)		(140)

Net income (loss) attributable to common stockholders	$901	5%	$500	4%	$3,617	8%	$1,595	4%

Earnings (loss) per common share: Basic	$0.11		$0.06		$0.45		$0.20

Diluted	$0.10		$0.06		$0.41		$0.19

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

	September 30, 2013
	(Unaudited)	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$4,176	$4,477
Accounts receivable-trade, net of allowance of $354 and $225 at September 30, 2013 and December 31, 2012, respectively	10,647	9,731
Inventories, net	7,454	5,616
Costs and estimated earnings in excess of billings on uncompleted contracts	4,757	2,205
Prepaid expenses and other current assets	216	318

Total current assets	27,250	22,347
Property, plant and equipment, net	5,172	4,922
Investments in foreign joint ventures	13,088	11,408
Other assets	200	297

Total assets	$45,710	$38,974

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,166	$4,438
Accrued payroll and benefits	1,474	1,519
Other accrued expenses	518	522
Billings in excess of costs and estimated earnings on uncompleted contracts	4,010	3,576
Short-term notes payable	500	54

Total current liabilities	12,668	10,109
Notes payable	—	500
Deferred income taxes	3,672	3,058
Deferred compensation	193	122

Total liabilities	16,533	13,789

Convertible preferred stock
Redeemable convertible preferred stock, series A, net of discount of $775 and $806 at September 30, 2013 and December 31,2012, respectively; $.001 par value, shares issued and outstanding 1,000,000 September 30, 2013, and December 31,2012	4,225	4,194

Common stockholders’ equity:
Common stock; $0.001 par value, 50,000,000 shares authorized, 8,004,173 and 7,919,032 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	8	8
Additional paid-in capital	10,043	9,597
Treasury stock; at cost (49,863 shares at September 30, 2013 and 20,222 shares at December 31, 2012).	(238)	(92)
Accumulated other comprehensive income	942	900
Retained earnings; including accumulated statutory reserves in equity method investments of $1,857 and $1,620 at September 30, 2013 and December 31, 2012, respectively	14,197	10,578

Total common stockholders’ equity	24,952	20,991

Total liabilities, preferred stock and stockholders’ equity	45,710	38,974

American Electric Technologies, Inc
6410 Long Drive
Houston, Texas 77087
713.644.8182

American Electric Technologies, Inc. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Computation of Earnings , Including Net Equity Income from Foreign Joint Ventures, Before Interest,

Dividends, Taxes, Depreciation and Amortization (“EBITDA”)

Unaudited

(In thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Net Income (loss) attributable to common stockholders	$901	$500	$3,617	$1,595
Add:
Dividends on redeemable preferred stock	86	85	256	140
Depreciation and amortization	233	209	620	676
Interest expense and other, net	27	29	72	116
Provision for income taxes	110	232	745	566

EBITDA	$1,357	$1,055	$5,310	$3,093

(1)	The Company is disclosing EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results. For more discussion of the use and limitations of EBITDA, see the 2012 10-K which was filed on March 28, 2013.

Investor Contact:

American Electric Technologies, Inc.

Andrew L. Puhala

713-644-8182

investorrelations@aeti.com

Media Contact:

Molly LeCronier

Ward Creative Communications

713.869.0707

mlecronier@wardcc.com